   As filed with the Securities and Exchange Commission on January 19, 2001
                                                           Registration No.333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ___________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ___________________
                              GLOBAL SPORTS, INC.
            (Exact name of Registrant as specified in its charter)

                                               1075 First Avenue
             Delaware                     King of Prussia, PA 19406             04-2958132
--------------------------------- ---------------------------------------- -------------------
 (State or other jurisdiction of  (Address of Principal Executive Offices)   (I.R.S. Employer
  incorporation or organization                  (Zip Code)                 Identification No.)

                          1996 EQUITY INCENTIVE PLAN
                        ------------------------------
                            (Full title of the Plan)

                               Arthur H. Miller
                 Executive Vice President and General Counsel
                              Global Sports, Inc.
                               1075 First Avenue
                           King of Prussia, PA 19406
                                (610) 265-3229
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                            Francis E. Dehel, Esq.
                       Blank Rome Comisky & McCauley LLP
                               One Logan Square
                            Philadelphia, PA 19103
                                (215) 569-5500

                                            CALCULATION OF REGISTRATION FEE
 =============================================================================================================================
                                                             Proposed         Proposed
      Title of securities                                    Maximum          maximum              Amount of
       to be registered                  Amount to be    offering price      aggregate           registration
                                       registered /(1)/  per share /(2)/   offering price /(2)/       fee
-----------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $.01 per    2,000,000 shares      $ 4.53          $ 4,060,000            $ 2,256
share
=============================================================================================================================

(1) Plus such indeterminate number of additional shares as may be issued pursuant to certain anti-dilution provisions contained in the 1996 Equity Incentive Plan.
(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices of Global Sports, Inc. common stock on the Nasdaq National Market on January 18, 2001.
    Rule 429 legend: The prospectus which will be used in connection with the sale of securities covered by this Registration Statement issued pursuant to the 1996 Equity Incentive Plan will also be used in connection with the sale of securities covered by Registration Statement on Form S-8 (Registration No. 333-49363) filed with the SEC on April 3, 1998.

================================================================================

                            Introductory Statement


     The purpose of this Registration Statement is to register an additional 2,000,000 shares of common stock for issuance pursuant to the 1996 Equity Incentive Plan as a result of an amendment to such plan. Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-49363, filed with the SEC on April 3, 1998, are incorporated herein by reference.

Item 8. Exhibits.
        --------

     The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.


   Exhibit No.   Description
   -----------   -----------

       5.1 Opinion of Blank Rome Comisky & McCauley LLP regarding legality.

      23.1       Consent of Deloitte & Touche LLP

      23.2       Consent of Blank Rome Comisky & McCauley LLP (included in
                 Exhibit 5.1).

      24.1       Power of Attorney (included on the Signature Page).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on the date indicated.


                                    GLOBAL SPORTS, INC.


Date: January 19, 2001              /s/  Michael G. Rubin
                                    ---------------------
                                    Michael G. Rubin,
                                    Chairman of the Board and Chief Executive
                                    Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael G. Rubin and Jordan M. Copland, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

           Signature                                       Capacity                             Date
----------------------------------            ----------------------------------      ------------------------
                                              Chairman of the Board and Chief             January 19, 2001
/s/ Michael G. Rubin                          Executive Officer
----------------------------------
Michael G. Rubin

                                              Executive Vice President and                January 19, 2001
/s/ Jordan M. Copland                         Chief Financial Officer
----------------------------------
Jordan M. Copland

/s/ Kenneth J. Adelberg                       Director                                    January 19, 2001
----------------------------------
Kenneth J. Adelberg

/s/ Ronald S. Fisher                          Director                                    January 19, 2001
----------------------------------
Ronald S. Fisher

/s/ Harvey Lamm                               Director                                    January 19, 2001
----------------------------------
Harvey Lamm

/s/ Charles R. Lax                            Director                                    January 19, 2001
----------------------------------
Charles R. Lax

/s/ Mark S. Menell                            Director                                    January 19, 2001
----------------------------------
Mark S. Menell

/s/ Jeffrey F. Rayport                        Director                                    January 19, 2001
----------------------------------
Jeffrey F. Rayport

                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

   5.1         Opinion of Blank Rome Comisky & McCauley LLP regarding legality.

  23.1         Consent of Deloitte & Touche LLP.

  23.2         Consent of Blank Rome Comisky & McCauley LLP (included in Exhibit
               5.1).

  24.1         Power of Attorney (included on the Signature Page).